Exhibit 1

                              ACQUISITION AGREEMENT

                                     BETWEEN

                             POWER EXPLORATION, INC.

                                       AND

                            RIFE OIL PROPERTIES, INC.

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                              ACQUISITION AGREEMENT
                                TABLE OF CONTENTS

Purchase and Sale..............................................................2

Purchase Price.................................................................2

Warranties and Representations of Rife.........................................2

Warranties and Representations of Power........................................5

Term...........................................................................6

Conditions Precedent to Closing................................................6

Termination.....................................................................

Exhibits.......................................................................7

Miscellaneous Provisions.......................................................7

Closing........................................................................7

Governing Law..................................................................7

Counterparts...................................................................7

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                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT dated December 8, 1999, by, between and among POWER EXPLORATION, INC., A NEVADA CORPORATION ("POWER"), AND RIFE OIL PROPERTIES, INC., A corporation, ("Rife").

         WHEREAS, Rife owns an interest in various oil properties and drilling leases and holds an obligation owed to it by Power in the approximate amount of $950,000 and has an interest in settlement of the debt and sale of the oil properties and drilling leases; and

         WHEREAS, Rife desires to sell and Power desires to purchase the various oil properties and drilling leases and debt owed to Rife by Power, all for the transfer of a total of Nine Million (9,000,000) shares of the common stock of Power to Rife;

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

     I. PURCHASE AND SALE. Rife hereby agrees to sell, transfer, assign and convey to Power, and ------------------ Power hereby agrees to purchase and acquire from Rife, each and every interest, including any and all rights held by Rife, in the properties listed on Exhibit "A" as attached hereto and hereinafter identified as the Oil Properties and Leases, in exchange for Eight Million (8,000,000) shares of common stock in Power. Rife further agrees to sell, transfer, assign and convey to Power each and every debt and obligation that exists between the parties, estimated to be a value of $950,000, and Power hereby agrees to purchase such debt and obligations in exchange for One Million (1,000,000) shares of common stock in Power.

     II. PURCHASE PRICE. The aggregate purchase price to be paid by Power for the properties and rights listed on Exhibit "A," the Oil Properties and Leases, shall be Eight Million (8,000,000) shares of common stock in Power; and as compensation for the satisfaction of existing debts and obligations in the estimated amount of $950,000, Power shall transfer to Rife One Million (1,000,000) shares of common stock in Power.

     III. WARRANTIES AND REPRESENTATIONS OF RIFE. In order to induce Power to enter into the Agreement and to complete the transaction contemplated hereby, Rife warrants and represents to Power that:

         A. ORGANIZATION AND STANDING. Rife is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, is qualified to do business as a foreign corporation in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit "C" are true

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                  and correct  copies of the leases,  deeds or other document to evidence the interests of Rife set forth in Exhibit "A." No changes or conveyances will be made in any of the Exhibit "C" documents before the Closing.

         B. OWNERSHIP OF THE OIL PROPERTIES AND LEASES. As of the Date hereof, Rife is the sole owner of the interests set forth in Exhibit "A", free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except as set forth in the documents contained in Exhibit "C" and is the sole holder of the debts and obligations of Power to Rife as set forth in Exhibit "D" which are to be released pursuant to the terms provided for herein.

         C. TAXES. Rife has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on Rife or the Oil Properties and Leases.

         D. PENDING ACTIONS.There are no material legal actions, lawsuits, proceedings or ---------------- investigations, either administrative or judicial, pending or to the knowledge of Rife threatened, against or affecting Rife and/or the Oil Properties and Leases or the obligations set forth in Exhibit "D.". Rife is not in violation of any material law, ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its products, oil and/or gas production rules, statutes and regulations, the '33 Act, the Securities Exchange Act of 1934, as amended (the "34 Act") the Rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), or the Securities Laws and Regulations of any state.

         E. GOVERNMENTAL REGULATION. Vaxcel Inc. holds the leases and necessary registrations ------------------------ set forth on Exhibit "A" hereto from the jurisdictions set forth therein, which leases and registrations are all of the leases and registrations necessary to permit the Corporation to conduct its current business. All of such leases and registrations are in full force and effect, and there are no proceedings, hearings or other actions pending that may affect the validity or continuation of any of them. No approval of any other trade or professional association or agency of government other than as set forth on Exhibit "E" is required for any of the trans-actions effected by this Agreement, and the completion of the transactions contemplated by the Agreement will not, in and of themselves, affect or jeopardize the validity or contin-uation of any of them.

         F. OWNERSHIP OF ASSETS. Rife has good, marketable title, without any liens or encumbrances of any nature whatever, to the Oil Properties and Leases set forth in Exhibit "A" to be transferred to Power, which shares represent one hundred (100%) percent of the rights held by Rife in the Oil Properties and Leases set forth in Exhibit "A."

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         G.       NO INTEREST IN SUPPLIERS, CUSTOMERS, LANDLORDS OR COMPETITORS.
                  To the knowledge of Rife, neither Rife nor any of its Shareholders nor any member of their families have any interest of any nature whatever in any supplier, customer or landlord of the rights and interests set forth in Exhibit "A."

         H. NO DEBT OWED BY RIFE TO LESSORS. Rife, to its knowledge, does not owe any money, securities, or property to the lessors and is current on all of its obligations created or existing related to the rights and properties set forth in Exhibit "A."

         I. OPERATING RECORDS. All of the Oil Properties and Leases's books and records, including, without limitation, their books of account, drilling records, distribution records and other records of the Oil Properties and Leases are up-to-date, complete and reflect accurately and fairly the conduct of these interests in all material respects since the date Rife acquired an interest therein.

         J. NO MISLEADING STATEMENTS OR OMISSIONS. Neither the Agreement nor any financial statement, exhibit, schedule or document attached hereto, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

         K. VALIDITY OF THE AGREEMENT. All corporate and other proceedings required to be taken -------------------------
                  by Rife in order to enter into and to carry out the Agreement have been duly and properly taken. No corporate or other action on the part of Rife is required in connection with this Agreement, or the transaction contemplated herein. The Agree-ment has been duly executed by Rife, and constitutes the valid and binding obligation of Rife, except to the extent limited by applicable bankruptcy, reorganization, insolvency, mora-torium or other laws relating to or affecting generally the enforcement of creditors rights. The execution and delivery of the Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate Rife's Certificate of Incorporation or document of undertaking, oral or written, to which Rife is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or reg-ulation of any court, regulatory agency or other governmental body; and the business now conducted by Rife can continue to be so conducted after completion of the transaction cont-emplated hereby.

         L. ENFORCEABILITY OF THE AGREEMENT. When duly executed and delivered, the Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by Power according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors rights and that at the time of such execution and delivery, Power will have acquired title in and to the

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                  Oil  Properties  and Lease set forth in  Exhibit  "A" free and clear of all claims, liens and encumbrances, except as set forth in the exhibits hereto.

         M. OPERATING AND FINANCIAL STATEMENTS. The operating and financial statements for the Oil Properties and Leases set forth in Exhibit "A" for the previous twelve months shall be attached hereto as Exhibit "H", such operating and financial statements accurately describe the reported financial position as of the dates thereof, in accordance with applicable legal and accounting requirements.

IV. WARRANTIES AND REPRESENTATIONS OF POWER. In order to induce Rife to enter into the Agreement and to complete the transaction contemplated hereby, Power warrants and represents to Rife that:

         A. ORGANIZATION AND STANDING. Power is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

         B. NO MISLEADING STATEMENTS OR OMISSIONS. Neither the Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to Rife in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements of facts therein set forth not materially misleading.

         C. VALIDITY OF THE AGREEMENT. All corporate action and proceedings required to be taken -------------------------- by Power in order to enter into and to carry out the Agreement have been duly and properly taken. The Agreement has been duly executed by Power, and constitutes a valid and binding obligation of Power. The execution and delivery of the Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, Power's Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which Power is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court regulatory agency or other governmental body.

         D. ENFORCEABILITY OF THE AGREEMENT. When duly executed and delivered, the Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by Power according to their terms, and that at the time of such execution and delivery, Power will have acquired good, marketable title in and to the Oil Properties and Leases acquired herein, free and clear of all liens and encumbrances.

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V.       TERM.   All  representations, warranties, covenants and agreements made herein  and  in  the exhibits attached hereto shall survive the
                 execution and delivery of the Agreement  and   payment pursuant
                 thereto.

VI.      CONDITIONS PRECEDENT TO CLOSING.

         A. The obligations of Power under the Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:

                  1. That Rife and its management representations and warranties contained herein shall be true and correct at the time of closing date as if such representations and warranties were made at such time;

                  2. That Rife and its management shall have performed or complied with all agreements, terms and conditions required by the Agreement to be performed or complied with by them prior to or at the time of Closing;

         B. The obligations of Rife under the Agreement shall be and are subject to fulfillment, prior to, at the Closing or subsequent to the Closing of each of the following conditions:

                  1. That Power's representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time; and

                  2. That Power shall have performed or complied with all agreements, terms and conditions required by the Agreement to be performed or complied with by it prior to or at the time of Closing.

VII. TERMINATION. The Agreement may be terminated at any time before, or at, Closing by:

         A.       The mutual agreement of the parties;

         B.       Any party if:

                  1.       Any provision of the Agreement  applicable to a party
                           shall   be   materially   untrue   or   fail   to  be
                           accomplished.

                  2. Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of the Agreement.

Upon termination of the Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred, and no party shall be liable to the other.

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VIII.   EXHIBITS.  All Exhibits attached hereto are  incorporated herein by this reference as if they were  ---------  set forth in their entirety.

IX. MISCELLANEOUS PROVISIONS. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may the Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

X. CLOSING. The Closing of the transactions contemplated by the Agreement ("Closing") shall take place at 1:00 P.M. on December 9, 1999. The Closing shall occur at such place as the parties hereto shall agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.

XI. GOVERNING LAW. The Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

XII. COUNTERPARTS. The Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

                           Power Exploration, Inc.

                           BY:       /S/ JOE BENNETT
                               -----------------------
                                    Joe Bennett
                                            Its:   President

                           Rife Oil Properties, Inc.

                           BY:      /S/ M. O. RIFE III
                              -------------------------
                                    M. O. Rife III

                                    Its:   President

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                                   EXHIBIT "A"

                            RIFE OIL PROPERTIES, INC.

                             CORSICANA SHALLOW FIELD
                              NAVARRO COUNTY, TEXAS

                                      LEASE


                                 WORKING        LEASE     PROD.    INJ.
                    RRG/#        INTEREST      ACREAGE    WELLS    WELLS
Brown #2            #00593       0.7840000       62.77      3        1
Brown #3            #00594       0.7840000      101.00      5        4
Tatum "A"           #00606       0.7500000       40.00      1        0
J.N. Edena          #01294       0.8125000       56.38      8        2
J.E. Davant         #01689       0.8125000       18.75      5        1
Pat Collins         #01775       0.7343750       56.10      1        0
Blankenship         #02032       0.8125000      283.90     10        1
Glasgow             #02033       0.8125000       68.20     11        0
First Nat'l Bank    #02212       0.7812500      153.40     14        0
Davant "B"          #02216       0.8125000       94.25      2        1
Kate Wright A-B     #02231       0.8203110       98.00     12        0
McMullen            #02281       0.8437500       40.01      3        0
A.D. Tucker, Jr.    #02493       0.7871094       40.90      2        0
Allen, Shallow      #00088       0.8450000      488.40      4        2
Ella Jackson        #00089       0.8450000         ***      1        0
L.B. Allen          #01283       0.8450000         ***      1        0
J.F. Allen          #01286       0.8450000         ***      5        2
Baum II             #00589       0.7646777      223.50      8        2
Baum III            #00590       0.7236621       64.50      7        0
Harwell             #01316       0.8750000       33.00      4        0
H. Pierce           #01390       0.8450000      145.00     13        1
Chapman C           #01407       0.7700000      546.00     13        1
Cavender B          #01690       0.8150000       25.00      7        4
Pierce              #01720       0.8450000      114.00     12        3
Chewning            #00223       0.7200000      105.91      7        1
Barth               #00261       0.7925000      132.70     13        2
South Mirus         #00293       0.8150000      103.00      5
Universal Rundle    #02380       0.7500000       97.60     12        2
Bertha McKinney     #02416       0.8150000       60.00      9        2
C.I.F. "A"          #02465       0.8033333      156.20      5        1
C.I.F. "C"          #02534       0.8033333         ***     10
C.I.F.              #02841       0.8033333         ***     27        6



* Four Allen Leases Equal of Total of 488.4 Acres.
* Three C.I.F. Leases Equal a Total of 156.2 Acres.



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